UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 10, 2010

CHINA FORESTRY INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-25765	87-0429748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 517, No. 18 Building Nangangjizhoing District Hi-Tech Development Zone Harbin, Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

011-86-0451-87011257

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant” or “CHFY”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

As of June 10, 2010, the Registrant entered into a Share Exchange Agreement (the “Agreement”) by and between the Registrant, Financial International (Hong Kong) Holdings Co. Ltd., a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“FIHK”); LIU, Shengli, the owner of 60% of the outstanding share capital of FIHK (“Liu”), and LI, Bin, the owner of 40% of the outstanding share capital of FIHK (“Li”) (Liu and Li collectively being the “Shareholders”), and Hanzhong Hengtai Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Hengtai”); FIHK and Hengtai being hereinafter referred to as the “FIHK Companies”; and FIHK and Hengtai are parties to variable interest entity contracts (hereinafter “VIE Contracts”) with each other, and FIHK and each of the Shareholders are parties to VIE Contracts with each other.  The VIE Contracts are included as exhibits to the Agreement, which is attached hereto as Exhibit 10.

Pursuant to the Agreement, the Registrant will acquire one hundred percent (100%) of all of the issued and outstanding share capital of FIHK from the Shareholders in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, pursuant to an exchange for One Hundred Million (100,000,000) shares of newly issued common stock of the Registrant and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of the Registrant, having the terms and conditions set forth in Exhibit A to the Agreement (the “Convertible Note”).

At the closing of the contemplated exchange transaction, Hengtai has agreed to provide the Registrant with a cash payment in the amount of $50,000, which the Registrant will use to repay outstanding indebtedness.

In order to comply with the laws governing foreign ownership of Chinese companies, FIHK has entered into VIE Contracts with Hengtai and FIHK has also entered into VIE Contracts with the Shareholders, which are all dated on April 1, 2010 and included as Exhibits B-1, B-2, B-3, B-4, and B-5 to Exhibit 10 hereto.

In furtherance of the Agreement, the respective Boards of Directors of the Registrant and the FIHK Companies have approved the exchange, upon the terms and subject to the conditions set forth in the Agreement, pursuant to which one hundred percent (100%) of the share capital of FIHK (the "FIHK Share Capital”) issued and outstanding prior to the exchange, will be exchanged by the  Shareholders in the aggregate for 100,000,000 shares of newly issued common stock, $.001 par value, of the Registrant and the Convertible Note (the "CHFY Common Stock and Convertible Note" are together being referred to as the “Securities”), as well as the cash payment of $50,000 from Hengtai to the Registrant.  As a result of the exchange, FIHK will be a wholly-owned subsidiary of CHFY operating under the name “Financial International (Hong Kong) Holdings Co. Ltd.,” a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China.  Hengtai will exist as a VIE company controlled by FIHK, operating under the name of “Hanzhong Hengtai Bio-Tech Limited, a corporation organized and existing under the laws of the People’s Republic of China.

The closing contemplated in the Agreement (the “Closing”) shall be held at a mutually agreed upon time and place on or before June 17, 2010, or on another date to be agreed to in writing by the parties (the "Closing Date”).

It is important to note that Messrs. Liu and Li had no pre-existing material relationship of any kind with the Registrant or Hengtai prior to the Agreement described herein.

The Registrant has agreed to use its best efforts to insure the conditions under the Agreement will be satisfied as promptly as practicable so that the Closing conditions under the Agreement will occur and the transactions will be consummated.

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

10   Share Exchange Agreement dated June 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FORESTRY, INC.

Date: June 16, 2010	By:	/s/ TIAN, Yuan
TIAN, Yuan Chief Executive Officer and Director

3